                                                                     EXHIBIT 4.3
                                    FORM OF




================================================================================

                        Trust Agreement (GARC II 98-A)


                         Dated as of September 1, 1998


                                    between


                             [OWNER PARTICIPANT],
                               Owner Participant


                                      and


                           WILMINGTON TRUST COMPANY,
                                 Owner Trustee


                       Tank Cars and Covered Hopper Cars




================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                                  DEFINITIONS

Section 1.1    Definitions...................................................  1
Section 1.2    Interpretation................................................  1

                                  ARTICLE II
                        AUTHORITY; DECLARATION OF TRUST

Section 2.1    Authority to Execute and Perform Various Documents............  2
Section 2.2    Declaration of Trust..........................................  2

                                  ARTICLE III
                          DISTRIBUTIONS AND PAYMENTS

Section 3.1    Payments to the Indenture Trustee.............................  3
Section 3.2    Payments to the Owner Trustee; Other Parties..................  3
Section 3.3    Certain Distributions to the Owner Participant................  3
Section 3.4    Excepted Property.............................................  3
Section 3.5    Method of Payment.............................................  4

                                  ARTICLE IV
                      CERTAIN DUTIES OF THE OWNER TRUSTEE

Section 4.1    Notice of Certain Events......................................  4
Section 4.2    Action Upon Instructions......................................  5
Section 4.3    Indemnification...............................................  5
Section 4.4    No Duties Except as Specified.................................  5
Section 4.5    No Action Except Under Specified Agreements or Instructions...  6
Section 4.6    Tax Returns; Records..........................................  6
Section 4.7    Absence of Certain Duties.....................................  6
Section 4.8    Furnishing of Documents.......................................  7

                                   ARTICLE V
                               THE OWNER TRUSTEE

Section 5.1    Acceptance of Trusts and Duties...............................  7
Section 5.2    No Representations or Warranties as to Equipment or Documents.  8
Section 5.3    No Segregation of Moneys; No Interest.........................  8
Section 5.4    Reliance; Advice of Counsel...................................  9
Section 5.5    Not Acting in Individual Capacity.............................  9

                                                [Trust Agreement (GARC II 98-A)]
                                  ARTICLE VI
                                INDEMNIFICATION

Section 6.1    Indemnification of Trust Company..............................  9
Section 6.2    Expenses...................................................... 11

                             ARTICLE VII
                    TERMINATION OF TRUST AGREEMENT

Section 7.1    Termination of Trust Agreement................................ 11
Section 7.2    Termination at Option of the Owner Participant................ 12
Section 7.3    Bankruptcy of the Owner Participant........................... 12

                             ARTICLE VIII
             SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES

Section 8.1    Resignation of the Owner Trustee; Appointment of Successor.... 12
Section 8.2    Additional and Separate Trustees.............................. 14

                              ARTICLE IX
                      SUPPLEMENTS AND AMENDMENTS

Section 9.1    Supplements and Amendments.................................... 16

                              ARTICLE X
                            MISCELLANEOUS

Section 10.1   No Legal Title to Trust Estate in the Owner Participant....... 16
Section 10.2   Sale of Accepted Equipment by the Owner Trustee is Binding.... 16
Section 10.3   Notices....................................................... 16
Section 10.4   Severability.................................................. 16
Section 10.5   Separate Counterparts......................................... 17
Section 10.6   Waivers, Etc.................................................. 17
Section 10.7   Successors and Assigns........................................ 17
Section 10.8   Transfer of Owner Participant's Interest...................... 17
Section 10.9   Actions of the Owner Participants............................. 17
Section 10.10  Headings; Table of Contents................................... 17
Section 10.11  Governing Law................................................. 18
Section 10.12  Benefit....................................................... 18
Section 10.13  Performance by the Owner Participant.......................... 18
Section 10.14  Agency Relationship for Tax Purposes Only..................... 18
Section 10.15  Limitation on Owner Participant's Liability................... 18
Section 10.16  Identification of Trust....................................... 18

                        TRUST AGREEMENT (GARC II 98-A)

     This Trust Agreement (GARC II 98-A) is entered into as of September 1, 1998 between [Owner Participant], a [________________] (the "Owner Participant"), and Wilmington Trust Company, a Delaware banking corporation (in its individual capacity, "Trust Company", and otherwise not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"). In consideration of the mutual agreements herein contained, the agreements contained in the other Operative Agreements and the acceptance by Trust Company of the trusts hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1 Definitions. Unless otherwise defined herein or unless otherwise required by the context, the capitalized terms used in this Trust Agreement have the meanings given in Appendix A to the Equipment Lease Agreement (GARC II 98-A) dated as of September 1, 1998 between the Owner Trustee, as lessor and General American Railcar Corporation II, a Delaware corporation, as lessee. For all purposes hereof, the following terms shall have the following meanings:

     "Accepted Equipment" means all of the Accepted Units.

     "Accepted Unit" means each Unit that has been purchased by the Owner Trustee pursuant to the Participation Agreement.

     "Actual Knowledge" of Trust Company or the Owner Trustee means actual knowledge of, including any written notices received by, a responsible officer in the Corporate Trust Administration department of Trust Company.

     Section 1.2 Interpretation. Unless otherwise indicated, references in this Trust Agreement to Sections, subsections, paragraphs and Appendices are to Sections, subsections, paragraphs and Appendices of this Trust Agreement. The terms "hereof," "herein," "hereby," "hereto" and "hereunder" refer to this Trust Agreement, taken as a whole. References to a given agreement or instrument are references to such agreement or instrument as originally entered into, as modified, amended, supplemented and restated through the date as of which such reference is made.

                                                [Trust Agreement (GARC II 98-A)]

                                  ARTICLE II
                        AUTHORITY; DECLARATION OF TRUST

     Section 2.1 Authority to Execute and Perform Various Documents. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, (i) execute and deliver the Participation Agreement, (ii) on the Closing Date, upon receipt of the confirmation by the Owner Participant pursuant to Section 2.4 of the Participation Agreement, execute and deliver the Operative Agreements contemplated by the Participation Agreement to be executed and delivered by the Owner Trustee on the Closing Date, in the respective forms thereof in which delivered by the Owner Participant to the Owner Trustee for execution and delivery, and to take the other actions contemplated to be taken by the Owner Trustee on the Closing Date in Section 2 of the Participation Agreement, (iii) execute and deliver any other agreement, instrument or certificate contemplated by the Operative Agreements as the Owner Participant from time to time may direct in writing, (iv) subject to the terms of this Trust Agreement, exercise the rights (upon written instructions received from the Owner Participant) and perform the duties of the Owner Trustee under each of the documents, agreements, instruments and certificates referred to in clauses (i) through (iii) of this
Section 2.1 as set forth in such documents, agreements, instruments and certificates, (v) take any and all actions and make any and all filings as may be required by the Delaware Business Trust Act, 12 Del. C. Section 3801, et. seq. (the "Delaware Business Trust Act") and (vi) subject to the terms of this Trust Agreement, take such other action in connection with the foregoing as the Owner Participant may from time to time direct in writing.

     Section 2.2 Declaration of Trust. Trust Company hereby declares that it will hold as Owner Trustee all estate, right, title and interest of the Owner Trustee in and to the Accepted Equipment and the Owner Trustee Agreements, and any other property contributed by the Owner Participant pursuant to the terms of any of the Operative Agreements, including without limitation all amounts of Rent, insurance proceeds and requisition, indemnity or other payments of any kind, but specifically excluding Excepted Property (collectively, the "Trust Estate"), upon the trusts set forth herein and for the use and benefit of the Owner Participant as sole beneficiary, subject, however, to the provisions of and the Lien created by the Indenture. The parties hereto acknowledge that the trust created hereunder is intended to be a Delaware Business Trust within the meaning of the Delaware Business Trust Act, governed by, among other things, the Delaware Business Trust Act, including, without limitation, Section 3803(a) thereof which provides for the limited liability of the beneficial owners of a business trust. Promptly after the execution hereof, Trust Company shall cause the filing of a Certificate of Trust with the Delaware Secretary of State pursuant to Section 3810(a) of the Delaware Business Trust Act.

                                                [Trust Agreement (GARC II 98-A)]

                                  ARTICLE III
                          DISTRIBUTIONS AND PAYMENTS

     Section 3.1 Payments to the Indenture Trustee. Until the Lien of the Indenture shall have been discharged pursuant to the terms thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind (other than payments constituting Excepted Property and other than payments received from the Indenture Trustee) for or with respect to any Accepted Unit payable to the Owner Trustee shall be payable directly to the Indenture Trustee for distribution in accordance with the provisions of the Indenture, and if any such amount or payment is received by the Owner Trustee, such amount or payment upon receipt thereof shall be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind for distribution in accordance with the provisions of the Indenture.

     Section 3.2 Payments to the Owner Trustee; Other Parties. Any payment of the type referred to in Section 3.1 (other than payments constituting Excepted Property) received by the Owner Trustee after the Indenture shall have been discharged pursuant to the terms thereof, any payment received from the Indenture Trustee other than as specified in Section 3.4 and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease, any of the other Operative Agreements or any of the other Owner Trustee Agreements shall be applied and distributed in accordance with the terms of the Lease, such other Operative Agreement or such other Owner Trustee Agreement, as the case may be; and third, the balance, if any, shall be paid to the Owner Participant.

     Section 3.3 Certain Distributions to the Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the terms of the Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant.

     Section 3.4 Excepted Property. Notwithstanding anything to the contrary contained in this Trust Agreement, any amounts or payments constituting Excepted Property received by the Owner Trustee shall be paid promptly by the Owner Trustee to the Person to whom such amounts or payments are payable pursuant to the terms of the Operative Agreements.

                                                [Trust Agreement (GARC II 98-A)]

     Section 3.5 Method of Payment.

          (a) All amounts payable to the Owner Participant or to the Indenture Trustee pursuant to this Trust Agreement shall be paid by the Owner Trustee, if to the Owner Participant, by transferring such amount in immediately available funds to the account of the Owner Participant specified in Schedule 2 to the Participation Agreement or, if to the Indenture Trustee, in the manner specified in the Indenture. The Owner Trustee shall pay such amounts on the day received if received in immediately available funds, or on the next succeeding Business Day following receipt of immediately available funds if the funds to be so paid shall not have been received in immediately available funds by the Owner Trustee by [1:00 p.m. Chicago, Illinois] time, provided that the Owner Trustee shall use reasonable efforts to invest overnight in Specified Investments at the direction and for the benefit of the Owner Participant all funds received by it at or later than [1:00 p.m. Chicago, Illinois] time.

          (b) Notwithstanding the foregoing, the Owner Trustee will pay, if so requested by the Owner Participant in writing, any or all amounts in immediately available funds payable by the Owner Trustee hereunder to the Owner Participant either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with Trust Company, (ii) by payment to such account at such financial institution as the Owner Participant may from time to time direct in writing or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant may from time to time designate in writing.

                                  ARTICLE IV
                      CERTAIN DUTIES OF THE OWNER TRUSTEE

     Section 4.1 Notice of Certain Events. In the event that the Owner Trustee shall have Actual Knowledge of any Lease Default, Lease Event of Default, Indenture Default, Indenture Event of Default or Event of Loss, the Owner Trustee shall give prompt telephonic notice thereof (promptly confirmed in writing) to the Owner Participant, the Lessee and the Indenture Trustee unless such Lease Default, Lease Event of Default, Indenture Default, Indenture Event of Default or Event of Loss, as the case may be, has been remedied before the giving of such notice and the Owner Trustee has Actual Knowledge that such Lease Default, Lease Event of Default, Indenture Default, Indenture Event of Default or Event of Loss has been so remedied. Subject to the terms of Section 4.3, the Owner Trustee shall take or refrain from taking such action with respect thereto, not inconsistent with the provisions of the Operative Agreements, with respect thereto as the Owner Trustee shall be instructed in writing by the Owner Participant. If the Owner Trustee shall have given the Owner Participant notice of any event and shall not have received written instructions as provided above within 30 days after mailing notice of such event to the Owner Participant, the Owner Trustee shall take no action in respect of such event until instructed by the Owner Participant.

                                                [Trust Agreement (GARC II 98-A)]

     Section 4.2 Action Upon Instructions. Subject to the terms of Sections 4.1 and 4.3, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power under the Owner Trustee Agreements with respect thereto or to any Accepted Equipment, including, without limitation, the right to transfer, assign or convey the Owner Trustee's interest in the Owner Trustee Agreements or any Accepted Unit, or take such other action with respect to the Owner Trustee Agreements or any Accepted Unit as shall be specified in such instructions; and (ii) after the expiration or earlier termination of the Lease with respect to any Accepted Unit, convey all of the Owner Trustee's right, title and interest in and to such Accepted Unit to the Owner Participant or for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease such Accepted Unit as designated in such instructions; provided, however, that if such instructions have not been delivered to the Owner Trustee prior to the expiration of one year following such expiration or earlier termination of the Lease, the Owner Trustee shall transfer title to such right, title and interest to the Owner Participant.

     Section 4.3 Indemnification. The Owner Trustee shall not be required to take or refrain from taking any action under Section 4.1 or 4.2 (other than the actions specified in the first sentence of Sections 3.1 and 4.1 and the last sentence of Section 4.4) unless the Trust Company shall have been indemnified, in manner and form reasonably satisfactory to the Trust Company, against any liability, fee, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) which may be incurred or charged in connection therewith, other than any such liability, fee, cost or expense which results from the willful misconduct or gross negligence of the Trust Company. The Owner Trustee shall not be required to take any action under any Operative Agreement or any Owner Trustee Agreement (other than the actions specified in the first sentence of Section 4.1) if the Owner Trustee reasonably shall determine, or shall have been advised by counsel, that such action is likely to result in unindemnified personal liability to the Trust Company or is contrary to the terms hereof or of any documents contemplated hereby to which the Owner Trustee is a party, or is otherwise contrary to law, and the Owner Trustee in such case shall deliver promptly to the Owner Participant written notice of the basis of its refusal to act.

     Section 4.4 No Duties Except as Specified. The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with any Accepted Unit or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Owner Trustee Agreement or any of the other Operative Agreements, except as expressly provided by the terms of this Trust Agreement, the Indenture or the Owner Trustee Agreements or in written instructions from the Owner Participant received pursuant to Section 4.1 or 4.2; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. Notwithstanding and without limiting the foregoing, Trust Company agrees that it will promptly (without any right to indemnification hereunder) take all action necessary to discharge

                                                [Trust Agreement (GARC II 98-A)]

any Lessor's Lien attributable to Trust Company on any part of the Trust Estate or Indenture Estate. Trust Company agrees to indemnify, protect, save and keep harmless the Owner Participant for, from and against any loss, cost or expense (including reasonable legal fees and expenses) incurred by the Owner Participant as a result of the imposition or enforcement of any such Lessor's Lien against the Accepted Units, any interest herein or on the Trust Estate or the Indenture Estate resulting from any Lessor's Lien attributable to Trust Company.

     Section 4.5 No Action Except Under Specified Agreements or Instructions. The Owner Trustee shall have no right, power or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with any Accepted Unit or any other part of the Trust Estate except as (i) expressly provided by the terms of this Trust Agreement, (ii) expressly required by the terms of any Owner Trustee Agreement or (iii) expressly directed or authorized in written instructions from the Owner Participant pursuant to Section 4.1 or 4.2.

     Section 4.6 Tax Returns; Records. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all money which it may receive or be entitled to hereunder or under any agreement contemplated hereby. The Owner Trustee agrees at the expense of the Lessee to file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created by this Trust Agreement. The Owner Participant shall be responsible for causing to be prepared all income tax returns required to be filed by the Owner Participant. The Owner Trustee shall be responsible for causing to be prepared, at the request of the Owner Participant and the expense of the Lessee, all income tax returns required to be filed with respect to the trusts created hereby and shall execute and file such returns. The Owner Trustee and the Owner Participant, upon request, will furnish each other with all such information as may be reasonably required in connection with the preparation of such tax returns; provided that the Owner Trustee shall send a completed copy of such return to the Owner Participant not more than 60 nor less than 30 days prior to the due date of the return (provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Owner Participant such return). The Owner Trustee shall keep copies of all returns delivered to or filed by it.

     Section 4.7 Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Sections 4.1 and 4.2, and except as expressly provided in clause (vi) of Section 2.1 or in any Owner Trustee Agreement, and without limiting the generality of Section 4.4, the Owner Trustee shall not have any duty to (i) file, record or deposit any Operative Agreement or Owner Trustee Agreement, including, without limitation, this Trust Agreement, or any other document, or to maintain any such filing, recording or deposit, or to refile, re-record or redeposit any such document, except that the Owner Trustee shall, upon written request by the Lessee or the Owner Participant, sign and file such documents as Lessee or the Owner Participant prepares as necessary to maintain the filing and recordation for the Lease, any Lease Supplement, the Indenture and any Indenture Supplement in the name of the Owner Trustee with the STB

                                                [Trust Agreement (GARC II 98-A)]

pursuant to 49 U.S.C. (S)11301 of the Act or the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada, or as otherwise required under applicable law, and to the extent that such documents for that purpose are supplied by the Lessee pursuant to any of the Operative Agreements, timely submit any and all such documents and reports with respect to the Accepted Units which may from time to time be required by the STB, the AAR, or any other authority having jurisdiction, (ii) obtain insurance with respect to any Accepted Unit or to effect or maintain any such insurance, other than to receive and forward to the Owner Participant any notices, policies, certificates or binders furnished to the Owner Trustee by the Lessee or its insurance brokers,
(iii) maintain or mark any Accepted Unit, (iv) pay or discharge any tax, assessment or other governmental charge, or any Lien or encumbrance of any kind, owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in Sections 4.4 or 5.1, and Section 6.3 of the Participation Agreement (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of the Lessee, (vi) inspect the Accepted Equipment at any time, or ascertain or inquire as to the performance or observance of any of the covenants of the Lessee or any other Person under any Operative Agreement or Owner Trustee Agreement with respect to any Accepted Unit or any other part of the Trust Estate or (vii) manage, control, use, sell, dispose of or otherwise deal with any Accepted Unit or any other part of the Trust Estate, or any part thereof, except as provided in clauses (i), (ii) and (iii) of Section 4.5.

     Section 4.8 Furnishing of Documents. The Owner Trustee will furnish to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments furnished to the Owner Trustee under any Operative Agreement or any Owner Trustee Agreement, unless the Owner Trustee shall have determined that the same already has been furnished to the Owner Participant.

                                   ARTICLE V
                               THE OWNER TRUSTEE

     Section 5.1 Acceptance of Trusts and Duties. Trust Company accepts the trusts hereby created and agrees to perform the same on the terms of this Trust Agreement. Trust Company also agrees to disburse all moneys actually received by it constituting part of the Trust Estate pursuant to the terms of this Trust Agreement. Trust Company shall not be answerable or accountable under any circumstances except (i) for its own willful misconduct or gross negligence (including, without limitation, in connection with any activities of the Owner Trustee in violation of Section 4.5), (ii) in the case of the breach or inaccuracy of any of its representations or warranties contained in any Operative Agreement given expressly in its individual capacity and not in its capacity as a trustee hereunder, (iii) as arising from its failure to perform obligations expressly undertaken by it in the penultimate and last sentences of
Section 4.4 hereof or expressly undertaken by it in its individual capacity under the Participation Agreement, (iv) for any Taxes based on or measured by any fees, commissions or compensation

                                                [Trust Agreement (GARC II 98-A)]

received by it for acting as Owner Trustee in connection with any of the transactions contemplated by the Operative Agreements or (v) for its failure to disburse or invest funds actually received by it in accordance with the terms of the Operative Agreements.

     Section 5.2 No Representations or Warranties as to Equipment or Documents.

          (a) NEITHER TRUST COMPANY NOR THE OWNER TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION OR CONDITION OF ANY UNIT OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO ANY UNIT OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, except that Trust Company hereby represents and warrants that (i) on the Closing Date for such Accepted Unit, the Owner Trustee shall have received whatever title thereto was conveyed to it by the Lessee and (ii) while a part of the Trust Estate, such Accepted Unit shall be free and clear of Lessor's Liens attributable to it.

          (b) Neither Trust Company nor the Owner Trustee makes any representation or warranty as to the validity or enforceability of any Operative Agreement, or as to the correctness of any statement therein, except to the extent that any such representation, warranty or statement is expressly made therein or in any written certificate delivered pursuant thereto by the Owner Trustee or Trust Company and except that Trust Company hereby represents and warrants that this Trust Agreement has been duly executed and delivered by Trust Company and each of the Owner Trustee Agreements has been or will be executed and delivered by officers of the Owner Trustee who are or will be duly authorized to execute and deliver documents on its behalf, and that each of this Trust Agreement and each of the other Owner Trustee Agreements constitutes (assuming the due authorization, execution, and delivery of this Trust Agreement and each such other agreement by the other parties thereto) the legal, valid and binding obligation of the Trust Company (to the extent entered into by it) enforceable against it in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors rights generally from time to time in effect.

     Section 5.3 No Segregation of Moneys; No Interest. Except as required by
Section 3.5 of the Lease or Section 2.4 of the Participation Agreement, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and such moneys may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     Section 5.4 Reliance; Advice of Counsel. The Owner Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent,

                                                [Trust Agreement (GARC II 98-A)]

order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it in good faith to be signed by the proper party or parties. Any request, direction, order or demand of the Owner Participant or the Lessee mentioned herein or in any other Operative Agreement to which the Owner Trustee is a party shall be sufficiently evidenced by an Officer's Certificate of the Owner Participant or the Lessee, as the case may be. The Owner Trustee may accept in good faith a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officer's Certificate of the relevant party as to such fact or matter, and such Officer's Certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and may consult with counsel, accountants and other skilled persons to be selected and employed by it (other than persons regularly employed by it), and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion within the scope of the competence of any such counsel, accountants or other skilled persons and not contrary to this Trust Agreement, except for the use of due care in the appointment of counsel, accountants or other skilled persons.

     Section 5.5 Not Acting in Individual Capacity. Trust Company is entering into this Trust Agreement and accepting the trust created hereby in its individual capacity. Otherwise, except as provided in this Trust Agreement and in the other Operative Agreements, Trust Company agrees to act solely as trustee hereunder and not in its individual capacity; and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements or the Owner Trustee Agreements shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Trust Agreement and except to the extent the Owner Trustee otherwise shall agree in any Owner Trustee Agreement.

                                  ARTICLE VI
                                INDEMNIFICATION

     Section 6.1 Indemnification of Trust Company. The Owner Participant agrees to assume liability for, and to indemnify and hold harmless Trust Company against and from any and all liabilities, obligations, losses, damages, taxes (excluding any taxes, fees or other charges payable by Trust Company or measured by any compensation received by Trust Company for its services hereunder), penalties, claims, actions, suits, proceedings, costs, expenses and disbursements of any kind and nature whatsoever, including, without limitation, the reasonable fees and expenses of counsel (collectively, "Trust Expenses") which may be imposed on, incurred by or asserted against Trust Company (whether or not also indemnified by any other

                                                [Trust Agreement (GARC II 98-A)]

Person (provided, however, that to the extent Trust Company shall have actually received any payment in the nature of an indemnity payment from any such other Person relating to a claim hereunder, Trust Company shall not be entitled to the amount of any such payment pursuant to this Section 6.1)) in any way relating to or arising out of (i) the administration of the Trust Estate or the action or inaction of Trust Company hereunder or under the other Operative Agreements,
(ii) any Accepted Equipment or any part thereof, (iii) the Operative Agreements or any of them, or the enforcement by Trust Company of any of its rights under the Operative Agreements, or (iv) the design, manufacture, financing, refinancing, installation, acceptance, rejection, ownership, delivery, nondelivery, lease, sublease, possession, control, use, operation, condition, modification, servicing, maintenance, repair, improvement, replacement, sale, return or other disposition of the Accepted Equipment, any Accepted Unit or any part thereof including, without limitation, (A) any inadequacy or deficiency or defect therein, including latent defects, whether or not discoverable or any claim based on negligence or arising from any violation of law or for strict liability in tort or any claim for patent, trademark or copyright tort or any claim for patent, trademark or copyright infringement, and (B) any loss or damage to property or the environment or injury or death to any Person; except only that the Owner Participant shall not be required to indemnify Trust Company for Trust Expenses arising or resulting from any of the matters described in clauses (i) through (v) of the last sentence of Section 5.1; provided that the Owner Participant shall be liable under this Section 6.1 only to the extent that the Trust Company is indemnified by the Lessee pursuant to Section 7 of the Participation Agreement (disregarding for purposes of this Section 6.1 the limitations to Lessee's indemnification obligations set forth in Sections 7.2(d)(i), 7.2(d)(ii), 7.2(d)(iii) and (iv) (to the extent relating to any such transfer by the Owner Participant or transfer by the Owner Trustee at the direction of the Owner Participant), 7.1(c)(ii) (to the extent relating to any return of the Equipment to the Owner Participant), 7.1(c)(iii) and (iv) (to the extent relating to any such transfer by the Owner Participant or transfer by the Owner Trustee at the direction of the Owner Participant), 7.1(c)(xii) (to the extent any such failure is attributable to the Owner Participant), 7.1(c)(xiii), 7.1(c)(xx) (to the extent any such amendment, supplement, waiver or consent is entered into by the Trust Company or the Owner Trustee at the request, or with the consent of the Owner Participant) and 7.2(d)(vi) (when the Owner Trustee is acting on instructions from the Owner Participant) of the Participation Agreement); provided, further, that none of the foregoing limitations shall relieve the Owner Participant of its obligations to indemnify the Trust Company for any Trust Expenses which are attributable to any action or inaction of the Owner Participant or any action or inaction of the Owner Trustee taken at the direction of the Owner Participant); provided, further, that before asserting its right to indemnification pursuant to this Section 6.1, the Trust Company shall first demand its corresponding right to indemnification, if any, pursuant to Section 7 of the Participation Agreement, and the Owner Participant shall have the right to pursue any such remedies against the Lessee which are not pursued by the Trust Company. The indemnities contained in this Section 6.1 shall survive the termination of this Trust Agreement. To secure the foregoing indemnities, the Owner Trustee shall be entitled to apply any amount otherwise distributable to the Owner Participant pursuant to Section 3.2 against any such indemnity which has not been paid when due. The indemnities contained in this
Section 6.1 extend to Trust

                                                [Trust Agreement (GARC II 98-A)]

Company only and shall not be construed as indemnities of the Trust Estate. The payor of any indemnity under this Section 6.1 shall be subrogated to any right of the Person indemnified in respect of the matter as to which such indemnity was paid.

     Section 6.2 Expenses. The Owner Participant shall pay, or reimburse the Owner Trustee for, all reasonable expenses of the Owner Trustee, including, without limitation, the reasonable expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements, unless and to the extent that the Owner Trustee otherwise receives payment or reimbursement pursuant to any Operative Agreement, whether or not the transactions contemplated hereby are consummated; provided that the Owner Participant shall have no obligation hereunder to the extent Lessee is not obligated to pay such amounts pursuant to Section 2.5 of the Participation Agreement. The Owner Trustee agrees to look first to the Lessee for such payment pursuant to Section 2.5 of the Participation Agreement. Except as provided herein, the Owner Trustee and Trust Company shall have no right to compensation with respect to the transactions contemplated by the Operative Agreements.

                                  ARTICLE VII
                        TERMINATION OF TRUST AGREEMENT

     Section 7.1 Termination of Trust Agreement.

          (a) Subject to the terms of the Participation Agreement, the Indenture and Section 7.2, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article III and (ii) twenty-one
(21) years less one day after the death of the last survivor of all of the descendants living on the date of this Trust Agreement of Joseph P. Kennedy, the late ambassador of the United States of America to Great Britain, but if any rights, privileges or options hereunder shall be or become valid under applicable law for a period subsequent to the twenty-first anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until such time as the same shall cease to be valid under applicable law.

                                                [Trust Agreement (GARC II 98-A)]

          (b) Except as expressly provided in Section 7.2, the Owner Participant shall not be entitled to revoke or terminate this Trust Agreement or the trust created hereby. Except as otherwise provided herein, the Owner Participant may not withdraw any of the Trust Estate until the Lien of the Indenture on the Trust Estate shall have been discharged pursuant to the terms thereof.

     Section 7.2 Termination at Option of the Owner Participant. The provisions of Section 7.1 notwithstanding, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee to revoke the trusts created hereby; provided that, in addition to the giving of such notice, the Owner Participant, with the cooperation of the Owner Trustee, shall execute and deliver such written agreements and instruments and take such actions as shall be necessary in order to cause the succession of the Owner Participant to all the rights, title, interests, duties and liabilities of the Owner Trustee under the Operative Agreements (other than obligations attributable to any gross negligence or willful misconduct of Trust Company or any breach by the Owner Trustee of its obligations under the Operative Agreements); provided, however, that until the Lien of the Indenture on the Trust Estate shall have been discharged pursuant to the terms thereof, the Owner Participant may not revoke such trusts without the consent of the Indenture Trustee. The written agreements and instruments referred to in the preceding sentence shall be reasonably satisfactory in form and substance to the Owner Trustee and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence.

     Section 7.3 Bankruptcy of the Owner Participant. The bankruptcy, insolvency or other similar incapacity of the Owner Participant shall not (i) operate to terminate this Trust Agreement, (ii) entitle the Owner Participant's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                                  ARTICLE VII
                  SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                          AND SEPARATE OWNER TRUSTEES

     Section 8.1 Resignation of the Owner Trustee; Appointment of Successor.

          (a) The Owner Trustee may resign as the Owner Trustee at any time without cause by giving at least sixty (60) days' prior written notice to the Owner Participant, the Indenture Trustee and the Lessee, such resignation to be effective on the acceptance of appointment by a successor to the Owner Trustee under paragraph (b) of this Section 8.1. In addition, the Owner Participant at any time may remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, the Indenture Trustee and the Lessee, such

                                                [Trust Agreement (GARC II 98-A)]

removal to be effective upon the acceptance of appointment by a successor to the Owner Trustee under paragraph (b) of this Section 8.1. In case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor to the Owner Trustee by an instrument in writing, signed by the Owner Participant. If a successor to the Owner Trustee shall not have been appointed within sixty (60) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owner Participant may apply to any court of competent jurisdiction to appoint a successor to the Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided in this
Section 8.1. Any successor to the Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor to the Owner Trustee appointed as above provided in this Section 8.1.

          (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment and shall give the Owner Participant, the Indenture Trustee and Lessee written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named a trustee herein; provided, however, that upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor trustee as the Owner Trustee hereunder, and such predecessor trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor trustee as the Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee, pursuant to written instructions of the Owner Participant, will execute all documents and take all reasonable action within its control in order to cause title to the Trust Estate to be transferred to the successor Owner Trustee.

          (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America (and which bank or trust company shall satisfy any and all requirements applicable to a "trustee" under the Delaware Business Trust Act) and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall be, subject to compliance with the terms of paragraph (c) of this Section 8.1, the Owner Trustee

                                                [Trust Agreement (GARC II 98-A)]

under this Trust Agreement without further act; provided, that such corporation shall in no event be the Indenture Trustee or the Collateral Agent.

     Section 8.2 Additional and Separate Trustees.

          (a) If the Owner Trustee or the Owner Participant shall conclude that it is necessary or prudent in order to conform to the law of any jurisdiction in which all or any part of the Trust Estate shall be situated, or to make or defend any claim or bring or defend any suit with respect to the Trust Estate or any Operative Agreement, or pursuant to advice of counsel satisfactory to it, or if the Owner Trustee shall have been instructed to do so by the Owner Participant, the Owner Trustee shall appoint another Person to act as additional or separate trustee for all or any part of the Trust Estate with such property, title, right, power or duty of the Owner Trustee as the Owner Trustee and the Owner Participant may determine. In case any such additional trustee or separate trustee shall resign or be removed, all the assets, property, rights, powers or duties of such additional trustee or separate trustee, as the case may be, so far as permitted by any applicable law, shall vest in and be exercised by a new successor to such additional trustee, appointed in the manner otherwise provided in this Trust Agreement.

          (b) In the event that either the Owner Participant or the Owner Trustee shall determine to appoint another Person as additional or separate trustee, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto, and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Owner Trustee and the Owner Participant, either to act as an additional trustee or trustees of all or any part of the Trust Estate, jointly with the Owner Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers of the Owner Trustee as may be provided in such agreement supplemental hereto, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Owner Trustee deemed necessary or proper by the Owner Trustee or the Owner Participant, subject to the remaining provisions of this Section 8.2. The Owner Trustee may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by an additional trustee or separate trustee for more fully and certainly vesting in and confirming to such Person any property, title, right or power which, by the terms of such agreement supplemental hereto, are expressed to be conveyed or conferred to or upon such additional trustee or separate trustee, and the Owner Participant shall, upon the Owner Trustee's request, join therein and execute, acknowledge and deliver the same.

          (c) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed to act and the Owner Trustee shall act, subject to the following provisions and conditions:

                                                [Trust Agreement (GARC II 98-A)]

               (i) all powers, duties, obligations and rights conferred or imposed upon the Owner Trustee in respect of the receipt, custody, investment and payment of moneys, shall be exercised solely by the Owner Trustee;

               (ii) all other rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee or trustees and separate trustee or trustees jointly, except to the extent that under any law of the jurisdiction in which any particular act or acts are to be performed by the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

               (iii) no power hereby given to, or which may be exercised by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Owner Trustee; and

               (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

          (d) If at any time the Owner Trustee and the Owner Participant shall deem it no longer necessary or prudent in order to conform to any applicable law or shall be advised by its counsel that it is no longer necessary or prudent in the interest of the Owner Trustee and the Owner Participant to maintain the appointment of such additional or separate trustee as provided herein, the Owner Trustee and the Owner Participant shall execute and deliver any agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any such additional or separate trustee. The Owner Participant, at any time, by an instrument in writing may remove any separate trustee or additional trustee.

          (e) Any additional trustee or separate trustee may at any time by an instrument in writing constitute the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent which may be authorized by applicable law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by law, shall vest in and be exercised by the Owner Trustee without necessity of any act by any party and without the appointment of a new successor to such additional or separate trustee, unless and until a successor is appointed in the manner provided in this Section 8.2.

                                                [Trust Agreement (GARC II 98-A)]

                                  ARTICLE IX
                          SUPPLEMENTS AND AMENDMENTS

     Section 9.1 Supplements and Amendments. Subject to Section 9.5 of the Indenture, at the written request of the Owner Participant (and subject to the provisions of Sections 6.5 and 6.6 of the Participation Agreement), this Trust Agreement and each other Owner Trustee Agreement shall be amended by a written instrument signed by Trust Company and the Owner Participant; provided, however, if in the reasonable opinion of Trust Company any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, Trust Company under this Trust Agreement or any of the documents contemplated hereby to which it is a party, or would cause or result in any conflict with or breach of any term, condition or provision of, or default under, its charter documents or by-laws, Trust Company in its reasonable discretion may decline to execute such instrument, unless the Trust Company is indemnified therefor under Section 4.3, as determined by the Trust Company in its reasonable discretion.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.1 No Legal Title to Trust Estate in the Owner Participant. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate or hereunder, or insolvency, dissolution or other termination of the Owner Participant, shall operate to terminate this Trust Agreement or the trusts created hereby or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 10.2 Sale of Accepted Equipment by the Owner Trustee is Binding. Any sale, transfer or other conveyance of any Accepted Unit or part thereof by the Owner Trustee made pursuant to the terms of this Trust Agreement or the Lease shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to such Accepted Unit or part thereof, as the case may be. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

     Section 10.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices hereunder shall be given as provided in Section
10.4 of the Participation Agreement.

     Section 10.4 Severability. If any term or provision of this Trust Agreement is invalid or unenforceable in any jurisdiction, such term or provision shall be ineffective to the extent of such

                                                [Trust Agreement (GARC II 98-A)]

invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.5 Separate Counterparts. This Trust Agreement may be executed by the parties hereto in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument.

     Section 10.6 Waivers, Etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but may be changed, waived, discharged or terminated by an instrument in writing, and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     Section 10.7 Successors and Assigns. This Trust Agreement, including the terms and provisions hereof, shall be binding upon the Owner Participant and Trust Company or the Owner Trustee, whichever is applicable pursuant to the terms hereof, and their respective successors and assigns, and inure to the benefit of the Owner Participant and Trust Company or the Owner Trustee, whichever is applicable pursuant to the terms hereof, and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind the successors and assigns of the Owner Participant.

     Section 10.8 Transfer of Owner Participant's Interest. All provisions of
Section 6.1 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 10.8) be applicable to any assignment, conveyance or other transfer by the Owner Participant of any of its right, title or interest in and to the Trust Estate or this Trust Agreement or any other Operative Agreement.

     Section 10.9 Actions of the Owner Participants. If at any time prior to the termination of this Trust Agreement there is more than one Owner Participant, then during such time, if any action is required to be taken by the Owner Participant, such action shall be taken by or on behalf of all Owner Participants and whenever any direction, authorization, approval, consent, instruction or other action is permitted to be given or taken by the Owner Participant it shall be given or taken only upon such percentage agreement of the Owner Participants as all Owner Participants may instruct the Owner Trustee.

     Section 10.10 Headings; Table of Contents. The division of this Trust Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

                                                [Trust Agreement (GARC II 98-A)]

     Section 10.11 Governing Law. The terms of this Trust Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without reference to any choice-of-law or conflicts-of-laws rules which might lead to the application of the laws of any other jurisdiction.

     Section 10.12 Benefit. Nothing herein, whether express or implied, shall be construed to give any Person other than the Owner Trustee, the Indenture Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement.

     Section 10.13 Performance by the Owner Participant. Any obligation of Trust Company or the Owner Trustee hereunder or under any other Operative Agreement or other document contemplated hereby, may be performed by the Owner Participant and any such performance shall not be construed as a revocation of the trusts created hereby.

     Section 10.14 Agency Relationship for Tax Purposes Only. The Owner Participant and the Owner Trustee acknowledge and agree that the purpose of the trust created hereunder is to vest legal title to the Trust Estate in the Owner Trustee and, that, subject to the provisions of this Trust Agreement and the other Operative Agreements, the Owner Trustee shall act only at the direction of the Owner Participant. As a result, the Owner Participant and the Owner Trustee agree that for federal tax purposes, the Owner Trustee shall be considered to be the Owner Participant's agent.

     Section 10.15 Limitation on Owner Participant's Liability. The Owner Participant shall not have any liability for the performance of this Trust Agreement, except as expressly set forth herein.

     Section 10.16 Identification of Trust. The trust created hereunder may be referred to for convenience as GARC II 98-A Railcar Trust.

                            *         *          *

                                                [Trust Agreement (GARC II 98-A)]

     IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed and delivered as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY



                                    By:_______________________________
                                       Name:__________________________
                                       Title:_________________________


                                    [OWNER PARTICIPANT]



                                    By:_______________________________
                                       Name:__________________________
                                       Title:_________________________